UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Daimler St, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(949) 396-6830

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKGN	Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

Merger

NKGen Biotech, Inc. (formerly known as Graf Acquisition Corp. IV (“Graf”)), a Delaware corporation (“New NKGen” or the “Company”), previously entered into that certain Agreement and Plan of Merger, dated as of April 14, 2023 ( the “Merger Agreement”), with Austria Merger Sub, Inc., a Delaware corporation and former wholly-owned subsidiary of Graf (“Merger Sub”) and NKGen Operating Biotech, Inc. (formerly known as NKGen Biotech, Inc.), a Delaware corporation (“Legacy NKGen”), whereby such Merger Agreement contemplated Merger Sub merging with and into Legacy NKGen with the separate corporate existence of Merger Sub ceasing and Legacy NKGen becoming a wholly-owned subsidiary of New NKGen at the Closing (as defined below) (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). In connection with the Business Combination, Graf filed a registration statement on Form S-4 (File No. 333-271929) (as amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). On August 14, 2023, the Registration Statement was declared effective by the SEC and on August 14, 2023, Graf filed a Definitive Proxy Statement/Prospectus, which was amended and supplemented by the Supplement No.1 and Supplement No.2 to the Definitive Proxy Statement/Prospectus dated September 21, 2023 and September 22, 2023, respectively (as amended and supplemented, the “Definitive Proxy Statement/Prospectus”).

On September 29, 2023 (the “Closing Date”), as contemplated in the Merger Agreement and described in the section entitled “The Business Combination Proposal” beginning on page 136 of the Proxy Statement/Prospectus, New NKGen consummated the Merger, following the approval by Graf’s stockholders at a special meeting of stockholders held on September 25, 2023 (the “Graf Stockholder Meeting”). The closing of the Business Combination is herein referred to as “the Closing.” In connection with the consummation of the Merger on the Closing Date, Graf changed its name from Graf Acquisition Corp. IV to NKGen Biotech, Inc. and Legacy NKGen changed its name from NKGen Biotech, Inc. to NKGen Operating Biotech, Inc.

As a result of the Merger and upon the Closing, among other things, (i) all outstanding shares of Legacy NKGen Common Stock as of immediately prior to the Closing, including outstanding Legacy NKGen convertible notes converted into Legacy NKGen Common Stock immediately prior to the Closing, were exchanged at an exchange ratio of 0.408 (the “Exchange Ratio”) for an aggregate of 15,595,260 shares of common stock, par value $0.0001 per share, of New NKGen (“New NKGen Common Stock”) and (2) each option to purchase shares of Legacy NKGen Common Stock, whether vested or unvested, were assumed and converted into an option to purchase shares of New NKGen Common Stock (“New NKGen Assumed Option”), with each New NKGen Assumed Option subject to the same terms and conditions as were applicable to the original Legacy NKGen option and with the resulting exercise price and number of shares of New NKGen Common Stock purchasable based on the Exchange Ratio and other terms contained in the Merger Agreement.

Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer to New NKGen and its consolidated subsidiaries following the Closing and references to “Graf” refer to Graf Acquisition Corp. IV at or prior to the Closing. All references herein to the “New NKGen Board” refer to the board of directors of the Company after giving effect to the Business Combination.

In connection with the Graf Stockholder Meeting and the Business Combination, the holders of 3,386,528 shares of Graf’s common stock, par value $0.0001 per share (the “Graf Common Stock”), exercised their right to redeem their shares for cash at a redemption price of approximately $10.4415 per share, for an aggregate redemption amount of approximately $36.235.4 million. Upon the Closing, the Company received approximately $21.0 million in gross proceeds, comprising approximately $0.8 million from the Graf trust account and approximately $20.2 million from the transactions in relation to the Warrant Subscription Agreements and Securities Purchase Agreement (each as defined below), excluding the funds that were deposited into each investor’s respective escrow accounts in accordance with the Forward Purchase Agreements (as defined below), which were not received by the Company in connection with the Closing of the Business Combination.

At the Closing, Graf instructed its transfer agent to separate Graf’s public units into their component securities and, as a result, following the Closing, Graf’s public units are no longer tradeable as a separate security and were delisted from The New York Stock Exchange. On the business day following the Closing, there were 21,888,976 issued and outstanding shares of New NKGen Common Stock.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein shall have the meanings ascribed to those terms in the Proxy Statement/Prospectus.

Forward Purchase Agreements

Meteora Forward Purchase Agreement

As previously disclosed, in connection with the Business Combination, on September 22, 2023, Graf and Legacy NKGen entered into a forward purchase agreement (the “Meteora Forward Purchase Agreement”) with each of (i) Meteora Strategic Capital, LLC (“MSC”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSC, MCP, and MSTO collectively as “Seller” or “Meteora Entities”) for an OTC Equity Prepaid Forward Transaction. For purposes of the Meteora Forward Purchase Agreement, “Counterparty” refers to Graf prior to the consummation of the Business Combination and New NKGen after the consummation of the Business Combination.  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Meteora Forward Purchase Agreement.

Pursuant to the terms of the Meteora Forward Purchase Agreement, the Seller intended, but were not obligated, to purchase up to a number of shares of common stock, par value $0.0001 per share, of Graf (“Common Stock”) in the aggregate amount equal to up to 2,500,000, concurrently with the Closing pursuant to Seller’s respective FPA Funding Amount PIPE Subscription Agreement (as defined below), less, the number of shares of Graf Common Stock purchased by Seller separately from third parties through a broker in the open market (the “Recycled Shares”) prior to the closing of the Business Combination. Seller was not required to purchase an amount of Graf Common Stock such that following such purchase, the Seller’s ownership would exceed 9.9% of the total Graf Common Stock outstanding immediately after giving effect to such purchase, unless Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares (as defined in the Meteora Forward Purchase Agreement) subject to the agreement was subject to reduction following a termination of the Meteora Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Meteora Forward Purchase Agreement. Seller intended to purchase Graf Common Stock pursuant to its FPA Funding Amount PIPE Subscription Agreement and from third parties (other than Counterparty) through a broker in the open market (other than through Counterparty).

The Meteora Forward Purchase Agreement provided that Seller be paid an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the Number of Shares as set forth in each Pricing Date Notice and (ii) the Redemption price per share as defined in Section 9.2(a) of Graf’s Amended and Restated Certificate of Incorporation, as amended (the “Redemption Price”) less (iii) an amount in USD equal to 0.50% of the product of (i) the Recycled Shares multiplied by (ii) the Redemption Price paid by Seller to Counterparty on the Prepayment Date (which amount shall be netted from the Prepayment Amount) (the “Prepayment Shortfall”), which would equal a total of 12,500 shares if Seller purchased the full 2,500,000 shares.

The Counterparty paid to the Escrow Agent for the benefit of the Seller the Prepayment Amount required under the respective Meteora Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer & Trust Company (“Continental”) holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”) no later than the earlier of (a) one business day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination, except that to the extent the Prepayment Amount payable to Seller were to be paid from the purchase of Additional Shares by such Seller pursuant to the terms of its FPA Funding Amount PIPE Subscription Agreement, such amount be netted against such proceeds, with such Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by a Seller were included in the Number of Shares for its respective Meteora Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount. Simultaneously with the Closing, Graf deposited the Prepayment Amount into an escrow account for the benefit of the Seller (the “Escrow Account”) with Continental (in such capacity, the “Escrow Agent”). The funds were released from the escrow account to the Seller and Counterparty as further described below.

Following the Closing, the reset price (the “Reset Price”) is initially the Redemption Price; provided, however, that the Reset Price may be reduced immediately to any lower price at which the Counterparty sells, issues or grants any Common Stock or securities convertible or exchangeable into Common Stock (excluding any secondary transfers) (a “Dilutive Offering”), then the Reset Price shall be modified to equal such reduced price as of such date.

From time to time and on any date following the Trade Date (any such date, an “OET Date”), Seller may, in its absolute discretion, terminate its Meteora Forward Purchase Agreement in whole or in part by providing written notice to the Counterparty and, if applicable, the Escrow Agent (the “OET Notice”), no later than the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)); provided that “Terminated Shares” includes only such quantity of Shares by which the Number of Shares is to be reduced and included in an OET Notice and does not include any other Share sales, Shortfall Sale Shares or sales of Shares that are designated as Shortfall Sales (which designation can be made only up to the amount of Shortfall Sale Proceeds), any Share Consideration sales or any other Shares, whether or not sold, which shares will not be included in any OET Notice when calculating the number of Terminated Shares. The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from the Escrow Account, and the Escrow Agent shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date, except that no such amount will be due to Counterparty upon any Shortfall Sale. The payment date may be changed within a quarter at the mutual agreement of the parties.

The Meteora Forward Purchase Agreement matures on the earliest to occur of (a) 12 months after of the Closing Date, (b) the date specified by a Seller in a written notice to be delivered to the Counterparty at a Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (w) a VWAP Trigger Event (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event.

Upon receipt by the Escrow Agent and the Counterparty of an OET Notice, resulting in a reduction to the Number of Shares, the Escrow Agent will release from the Escrow Account (a) to the Counterparty the Early Termination Obligation associated with such Terminated Shares and (b) to the Seller an amount in cash equal to the difference between the Initial Price (as defined in the Meteora Forward Purchase Agreement) and Early Termination Obligation for each Terminated Share.

On the Cash Settlement Payment Date, which is the tenth business day following the last day of the valuation period commencing on the Valuation Date, the Escrow Agent will remit to the Counterparty an amount equal to the Settlement Amount (as determined in accordance with the section entitled “Settlement Amount” in the Meteora Forward Purchase Agreement) less the Settlement Amount Adjustment (as determined in accordance with the terms of the section entitled “Settlement Amount Adjustment” in the Meteora Forward Purchase Agreement)(unless previously paid by the Counterparty in Maturity Shares) and will not otherwise be required to return to the Counterparty any of the Prepayment Amount, and the Escrow Agent shall remit from the Escrow Account to the Seller (i) unless previously paid by the Counterparty in Maturity Shares, the Settlement Amount Adjustment and (ii) all other amounts remaining in the Escrow Account; provided, that if the Settlement Amount less the Settlement Amount Adjustment is a negative number and either clause (x) of Settlement Amount Adjustment applies or the Counterparty has elected pursuant to clause (y) of Settlement Amount Adjustment to pay the Settlement Amount Adjustment in cash, then the Escrow Agent shall remit nothing from the Escrow Account to the Counterparty, and all amounts in the Escrow Account shall be paid by the Escrow Agent to the Seller.

Seller has waived any redemption rights under Graf’s Amended and Restated Certificate of Incorporation, as amended, with respect to any Graf Common Stock purchased through the FPA Funding Amount PIPE Subscription Agreement and any Recycled Shares in connection with the Business Combination, that would require redemption by Graf of the Common Stock. The Meteora Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Meteora Letter Agreement

On September 19, 2023, Graf entered into a side letter (the “Meteora Letter Agreement”) with Meteora Entities in connection with the Warrant Subscription Agreement, Meteora Forward Purchase Agreement and the FPA Funding Amount PIPE Subscription Agreement (as defined below), pursuant to which, among other things, Graf agreed to award Meteora Entities structuring consideration an aggregate of 200,000 shares of New NKGen Common Stock on the Closing Date. Meteora Entities shall have the right of, but not the obligation, in its sole discretion, to invest up to $50.0 million in New NKGen’s future private placement of debt, derivative or any other kind of financing until the six-month anniversary of the Closing.

Sandia Forward Purchase Agreement

As previously disclosed, on September 26, 2023, Graf and Legacy NKGen entered into an additional forward purchase agreement (the “Sandia Forward Purchase Agreement”), in substantially the same form as the Meteora Forward Purchase Agreement, with Sandia Investment Management LP (“Sandia”) on behalf of the investors thereto (collectively, “Sellers”). For purposes of the Sandia Forward Purchase Agreement, “Counterparty” refers to Graf prior to the consummation of the Business Combination and New NKGen after the consummation of the Business Combination. Capitalized terms used in this section but not otherwise defined shall have the meanings ascribed to such terms in the Sandia Forward Purchase Agreement.

Pursuant to the terms of the Sandia Forward Purchase Agreement, the Seller intended, but were not obligated, to purchase up to 471,000 shares of Common Stock concurrently with the Closing. The Number of Shares (as defined in the Sandia Forward Purchase Agreement) subject to the agreement was subject to reduction following a termination of the Sandia Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Sandia Forward Purchase Agreement.

The Sandia Forward Purchase Agreement provided that Seller be paid an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the Number of Shares as set forth in each Pricing Date Notice and (ii) the Redemption price per share as defined in Section 9.2(a) of Graf’s Amended and Restated Certificate of Incorporation, as amended (the “Redemption Price”) less (iii) an amount in USD equal to 0.50% of the product of (i) the Recycled Shares multiplied by (ii) the Redemption Price paid by Seller to Counterparty on the Prepayment Date (which amount shall be netted from the Prepayment Amount) (the “Prepayment Shortfall”).

The Counterparty paid to the Escrow Agent for the benefit of the Seller the Prepayment Amount required under the Sandia Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer & Trust Company (“Continental”) holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”) no later than the earlier of (a) one business day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination. Simultaneously with the Closing, Graf deposited the Prepayment Amount into an escrow account for the benefit of the Seller (the “Escrow Account”) with Continental (in such capacity, the “Escrow Agent”). The funds were released from the escrow account to the Seller and Counterparty as further described below.

Following the Closing, the reset price (the “Reset Price”) is initially the Redemption Price; provided, however, that the Reset Price may be reduced immediately to any lower price at which the Counterparty sells, issues or grants any Common Stock or securities convertible or exchangeable into Common Stock (excluding any secondary transfers) (a “Dilutive Offering”), then the Reset Price shall be modified to equal such reduced price as of such date.

From time to time and on any date following the Trade Date (any such date, an “OET Date”), Seller may, in its absolute discretion, terminate the Sandia Forward Purchase Agreement in whole or in part by providing written notice to the Counterparty and, if applicable, the Escrow Agent (the “OET Notice”), no later than the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)); provided that “Terminated Shares” includes only such quantity of Shares by which the Number of Shares is to be reduced and included in an OET Notice and does not include any other Share sales, Shortfall Sale Shares or sales of Shares that are designated as Shortfall Sales (which designation can be made only up to the amount of Shortfall Sale Proceeds), any Share Consideration sales or any other Shares, whether or not sold, which shares will not be included in any OET Notice when calculating the number of Terminated Shares. The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from the Escrow Account, and the Escrow Agent shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date, except that no such amount will be due to Counterparty upon any Shortfall Sale. The payment date may be changed within a quarter at the mutual agreement of the parties.

The Sandia Forward Purchase Agreement matures on the earliest to occur of (a) 12 months after of the Closing Date, (b) the date specified by a Seller in a written notice to be delivered to the Counterparty at a Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (w) a VWAP Trigger Event (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event.

Upon receipt by the Escrow Agent and the Counterparty of an OET Notice, resulting in a reduction to the Number of Shares, the Escrow Agent will release from the Escrow Account (a) to the Counterparty the Early Termination Obligation associated with such Terminated Shares and (b) to the Seller an amount in cash equal to the difference between the Initial Price (as defined in the Forward Purchase Agreement) and Early Termination Obligation for each Terminated Share.

On the Cash Settlement Payment Date, which is the tenth business day following the last day of the valuation period commencing on the Valuation Date, the Escrow Agent will remit to the Counterparty an amount equal to the Settlement Amount (as determined in accordance with the section entitled “Settlement Amount” in the Forward Purchase Agreement) less the Settlement Amount Adjustment (as determined in accordance with the terms of the section entitled “Settlement Amount Adjustment” in the Forward Purchase Agreement)(unless previously paid by the Counterparty in Maturity Shares) and will not otherwise be required to return to the Counterparty any of the Prepayment Amount, and the Escrow Agent shall remit from the Escrow Account to the Seller (i) unless previously paid by the Counterparty in Maturity Shares, the Settlement Amount Adjustment and (ii) all other amounts remaining in the Escrow Account; provided, that if the Settlement Amount less the Settlement Amount Adjustment is a negative number and either clause (x) of Settlement Amount Adjustment applies or the Counterparty has elected pursuant to clause (y) of Settlement Amount Adjustment to pay the Settlement Amount Adjustment in cash, then the Escrow Agent shall remit nothing from the Escrow Account to the Counterparty, and all amounts in the Escrow Account shall be paid by the Escrow Agent to the Seller.

Seller has waived any redemption rights under Graf’s Amended and Restated Certificate of Incorporation, as amended, with respect to any Graf Common Stock purchased pursuant to the Sandia Forward Purchase Agreement in connection with the Business Combination, that would require redemption by Graf of the Common Stock. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Exchange Act.

Polar Forward Purchase Agreement

As previously disclosed, on September 29, 2023, Graf and Legacy NKGen entered into another forward purchase transaction (the “Polar Forward Transaction”), pursuant to a forward purchase agreement (the “Polar Forward Purchase Agreement”) and a subscription agreement (the “Polar FPA Funding Amount PIPE Subscription Agreement”), in substantially the same form as the Meteora Forward Purchase Agreement, and the Meteora FPA Funding Amount PIPE Subscription Agreement, respectively, with Polar Multi-Strategy Master Fund (“Polar”). Pursuant to the terms of the Polar Forward Purchase Agreement, Polar intended, but were not obligated, to purchase up 1,000,000 shares of Common Stock, concurrently with the Closing pursuant to Polar FPA Funding Amount PIPE Subscription Agreement in connection with the closing of the Business Combination.

FPA Funding Amount PIPE Subscription Agreements

Meteora and Polar

As previously disclosed, on September 22, 2023, Graf entered into a subscription agreement (the “FPA Funding Amount PIPE Subscription Agreement”) with the Meteora Entities and Polar (collectively, the “FPA Funding PIPE Subscribers”).

Pursuant to the FPA Funding Amount PIPE Subscription Agreement, the FPA Funding PIPE Subscriber each subscribed for and purchased, and Graf issued and sold to the FPA Funding PIPE Subscribers, on the Closing Date, an aggregate number of shares of Graf Common Stock equal to the Maximum Number of Shares, less the Recycled Shares in connection with the Forward Purchase Agreement, as set forth in each respective FPA Funding Amount PIPE Subscription Agreements.

The foregoing descriptions of the agreements are qualified in their entirety by reference to the full text of the Meteora Forward Purchase Agreement, the Meteora FPA Funding Amount PIPE Subscription Agreement, the Meteora Letter Agreement, the Sandia Forward Purchase Agreement, the Polar Forward Purchase Agreement and the Polar FPA Funding Amount PIPE Subscription Agreements, copies of which are filed as Exhibits 10.1.1, 10.1.2, 10.1.3, 10.2, 10.3.1 and 10.3.2, respectively, and are incorporated herein by reference.

Warrant Subscription Agreements

Initial Warrant Subscription Agreement

As previously disclosed, on September 19, 2023, Graf entered into a subscription agreement (the “Warrant Subscription Agreement”) with certain investors (the “Initial Warrant Investors”), pursuant to which the Initial Warrant Investors agreed to purchase an aggregate of 1,999,998 warrants at a purchase price of $1.00 per warrant (the “Subscribed Warrants”).

Amended and Restated Warrant Subscription Agreement

On September 27, 2023, Graf and the Initial Warrant Investors entered into an amendment and restatement of the Initial Warrant Subscription Agreement (the “Amended and Restated Warrant Subscription Agreement”), pursuant to which, among other things, Graf agreed to, within six months, use its commercially reasonable efforts to explore the feasibility of, and commence certain preliminary steps with the purpose of, making the Initial Subscribed Warrants a DTC eligible security and quoted on the over-the-counter (OTC) market, subject to existing warrant investors’ consent, and the parties amended certain mechanisms for determining the exercise price of the Initial Subscribed Warrants, as described in more detail below.

Additional Warrant Subscription Agreements

On September 26, 2023 and September 27, 2023, Graf entered into additional subscription agreements (the “Additional Warrant Subscription Agreements” and together with the Amended and Restated Warrant Subscription Agreement, the “Warrant Subscription Agreements”), in substantially the same form as the Amended and Restated Warrant Subscription Agreement, with additional investors (the “New Warrant Investors” and together with the Initial Warrant Investors, the “Investors”) to purchase an aggregate of 8,209,996 additional warrants at a purchase price of $1.00 per warrant (the “Additional Subscribed Warrants” and together with the Initial Subscribed Warrants, the “Subscribed Warrants”).

Pursuant to the Warrant Subscription Agreements, the Subscribed Warrants will be exercisable for cash (or by “cashless” exercise under certain circumstances) during the five-year period beginning on the date of the Closing (the “Closing Date”). One-third of the Subscribed Warrants will be exercisable initially at $10.00 (the “First Tranche”), one-third of the Subscribed Warrants will be exercisable initially at $12.50 (the “Second Tranche”), and one-third of the Subscribed Warrants will be exercisable initially at $15.00 (the “Third Tranche”). The exercise price of each tranche will be subject to adjustment every 180 days after the Closing Date (the “Reset Date”), such that the reset exercise price (the “Reset Price”) of the First Tranche will be the higher of (A) the lower of (x) the volume-weighted average price of the common stock, par value $0.0001 per share, of New NKGen (the “Common Stock,” including the common stock of Graf prior to the Closing) during the 30 day period immediately prior to the Reset Date and (y) the exercise price on the previous Reset Date (or, on the first Reset Date, the original exercise price) (the lower of (x) and (y), the “Test Price”), and (B) $5.00 (the “Downside Protection Threshold Price”) (the higher of (A) and (B), the “Reset Price”). The exercise price of the Second Tranche will be reset to the greater of the (x) the Downside Protection Threshold Price and (y)125% of the Reset Price and the exercise price of the Third Tranche will be reset to the greater of the (x) the Downside Protection Threshold Price and (y) 150% of the Reset Price. Additionally, beginning on the date that is 180 days after the Closing Date, if New NKGen issues shares of Common Stock or securities that are convertible into or exercisable for shares of Common Stock at an effective price per share less than the then existing Reset Price, subject to certain carve-outs, then the exercise price will be reset upon the consummation of such dilutive offering. The exercise price of the First Tranche will be reset to the higher of (A) the price of such dilutive offering and (B) the Downside Protection Threshold Price (the higher of (A) and (B), the “Dilutive Offering Reset Price”); the exercise price of the Second Tranche will be reset to the greater of the (x) the Downside Protection Threshold Price and (y)125% of the Dilutive Offering Reset Price; and the exercise price of the Third Tranche will be reset to the greater of the (x) the Downside Protection Threshold Price and (y)150% of the Dilutive Offering Reset Price.

In the event that the Test Price or Dilutive Offering Reset Price is less than the Downside Protection Threshold Price but is greater than or equal to $1.50, the Investor may, in its sole option, demand a cashless exchange of any singular tranche of the Subscribed Warrants and receive a number of shares of Common Stock (the “Warrant Shares”) equal to (i) the number of shares being exercised divided by (ii)(x) the Test Price or Dilutive Offering Reset Price (which shall not be less than $1.50) divided by (y) $1.50 (the “Downside Protection” and such Warrant Shares, the “Downside Protection Shares”). In the event that the Test Price or Dilutive Offering Reset Price is less than $1.50, then in addition to issuing the Downside Protection Shares, the Company will pay the Investor a cash amount equal to the product of (A) the difference between the Exercise Price and $1.50 multiplied by (B) the number of shares for which the Investor has demanded Downside Protection (the “Downside Protection Cash”). Demand of the Downside Protection is available for only one tranche of the Subscribed Warrants at a time. Downside Protection for the other traches of Subscribed Warrants shall be triggered only if, at the next Reset Date (x) with respect to the First Tranche the Exercise Price is lower than the Downside Protection Threshold Price, (y) with respect to the Second Tranche, 125% of the Test Price is lower than the Downside Protection Threshold Price, or (z) with respect to the Third Tranche, 150% of the Test Price is lower than the Downside Protection Threshold Price.

If the Investor demands the Downside Protection, New NKGen will have the right, exercisable within two business days following the Investor’s demand of the Downside Protection, to repurchase the warrants for which Downside Protection is demanded for $1.75 in cash per warrant in lieu of issuing Downside Protection Shares and Downside Protection Cash (if applicable).

The Subscribed Warrants are also subject to customary transaction-based antidilution adjustments for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions.

The Warrant Subscription Agreements were consummated substantially concurrently with the Closing of the Business Combination. The Warrant Subscription Agreement provides customary registration rights to the Investors with respect to the Warrant Shares.

With the entry of the Additional Warrant Subscription Agreements, Graf had entered into agreements, pursuant to which, it sold an aggregate of $10,209,994 worth of Subscribed Warrants prior to the Closing Date.

The closing of the transactions contemplated by the Warrant Subscription Agreements occurred contemporaneously with the Closing of the Business Combination.

The foregoing description of the Warrant Subscription Agreements contained herein is not intended to be complete and is qualified in its entirety by reference to the full text of the form of the Initial Warrant Subscription Agreement, the form of Amended and Restated Warrant Subscription Agreement and the form of Additional Warrant Subscription Agreement which are attached as Exhibits 10.4.1, 10.4.2 and 10.4.3, respectively, hereto and are incorporated herein by reference.

Securities Purchase Agreement

As previously disclosed, on September 15, 2023, Graf entered into a securities purchase agreement (the “Securities Purchase Agreement”) with NKMAX Co., Ltd. (“NKMAX”), pursuant to which New NKGen issued and sold and NKMAX purchased, on the Closing Date: (i) $10.0 million aggregate principal amount of New NKGen’s 5.0% / 8.0% convertible senior notes due 2027 (the “2027 Convertible Notes”), which shall be convertible into shares of common stock, par value $0.0001 per share, of New NKGen Common Stock, at NKMAX’s election, at a conversion price of $10.00 per share, subject to adjustment in accordance with the terms of the Securities Purchase Agreement; and (ii) one warrant for each of approximately 1,000,000 shares of New NKGen Common Stock underlying the 2027 Convertible Notes, each such warrant entitling its holder to purchase one share of New NKGen Common Stock at an exercise price of $11.50 per share (the “SPA Warrants” and, together with 2027 Convertible Notes, the “2027 Convertible Securities”).

The 2027 Convertible Notes are general, unsecured obligations of New NKGen and will mature on the fourth anniversary of the Closing Date (the “Maturity Date”), unless earlier converted or repurchased. Holders may convert their 2027 Convertible Notes at their option at any time prior to the close of business on the business day immediately preceding the Maturity Date. The 2027 Convertible Notes will bear interest at a rate of either (a) 5.0% per annum if paid in cash (“Cash Interest”) or (b) 8.0% per annum if paid-in-kind (“PIK Interest”). Interest is payable or capitalized, semi-annually on each 6-month and one-year anniversary of the Closing Date, commencing on the first 6-month anniversary date of the Closing Date. PIK Interest shall apply for each period unless New NKGen elects to pay Cash Interest for such period.

If New NKGen undergoes a “fundamental change” (as defined in the Securities Purchase Agreement) or at any time after the two and a half year anniversary of the Closing Date, then, subject to certain conditions and except as described in the Securities Purchase Agreement, holders may require New NKGen to repurchase for cash all or any portion of their 2027 Convertible Notes at a repurchase price equal to 100% of the principal amount of the 2027 Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Securities Purchase Agreement includes customary covenants and sets forth certain events of default after which the 2027 Convertible Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving New NKGen, after which the 2027 Convertible Notes become automatically due and payable. The following events are considered “events of default” under the Securities Purchase Agreement:

●	default in any payment of interest on any 2027 Convertible Note when due and payable and the default continues for a period of 30 days;

●	default in the payment of principal of any 2027 Convertible Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

●	failure by New NKGen to comply with its obligation to convert the 2027 Convertible Notes in accordance with the Securities Purchase Agreement upon exercise of a holder’s conversion right, and such failure continues for five business days;

●	failure by New NKGen to give a fundamental change notice and such failure continues for five business days;

●	failure by New NKGen to comply with its obligations in respect of any consolidation, merger or sale of assets, and such failure continues for ten business days;

●	failure by New NKGen to comply with any of the other agreements in the 2027 Convertible Notes or the Securities Purchase Agreement for 60 days after receipt of written notice of such failure from the holders of at least 25% in principal amount of the 2027 Convertible Notes then outstanding;

●	default by New NKGen or any of its significant subsidiaries (as defined in the Securities Purchase Agreement) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $50,000,000 (or its foreign currency equivalent), in the aggregate of New NKGen and/or any of New NKGen’s significant subsidiaries, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to New NKGen by the holders of at least 25% in aggregate principal amount of the 2027 Convertible Notes then outstanding in accordance with the Securities Purchase Agreement;

●	certain events of bankruptcy, insolvency or reorganization of New NKGen or any of New NKGen’s significant subsidiaries;

●	the rendering of certain uninsured judgment, decree or order in excess of $50,000,000 (excluding amounts subject to indemnification from third parties for which the third party has acknowledged liability) against New NKGen or any of its subsidiaries and either (i) enforcement proceedings shall have been commenced upon such judgment, decree or order, or (ii) such judgment, decree or order shall not have been satisfied, stayed, vacated or discharged within 30 days from entry; and

●	any representation or warranty of New NKGen or any of its subsidiaries in any transaction document (as defined in the Securities Purchase Agreement) to which it is a party or in any certificate, financial statement or other document delivered by New NKGen or such subsidiary in connection with the Securities Purchase Agreement proves to have not been true and correct in any material respect at the time it was made (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects).

If certain bankruptcy and insolvency-related events of default occur with respect to New NKGen, the principal of, and accrued and unpaid interest on, all of the 2027 Convertible Notes then outstanding shall automatically become due and payable. If an event of default with respect to the 2027 Convertible Notes, other than certain bankruptcy and insolvency-related events of default with respect to New NKGen, occurs and is continuing, the holders of at least a majority in the aggregate principal amount of the outstanding 2027 Convertible Notes may, declare 100% of the principal of and accrued and unpaid interest, if any, on, all the outstanding 2027 Convertible Notes to be due and payable. Notwithstanding the foregoing, the Securities Purchase Agreement provides that, to the extent New NKGen so elects, the sole remedy for an event of default relating to New NKGen’s failure to comply with certain reporting covenants in the Securities Purchase Agreement will, for the first 360 days after the occurrence of such an event of default, consist exclusively of the right to receive special interest on the 2027 Convertible Notes as set forth in the Securities Purchase Agreement.

The Securities Purchase Agreement provides that New NKGen shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of New NKGen and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the New NKGen's direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not New NKGen) is a “qualified successor entity” (as defined in the Securities Purchase Agreement) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such successor company (if not New NKGen) expressly assumes by amendment or supplement all of New NKGen’s obligations under the 2027 Convertible Notes and the Securities Purchase Agreement; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Securities Purchase Agreement.

The closing of the transactions contemplated by the Securities Purchase Agreement occurred contemporaneously with the Closing of the Business Combination.

The foregoing description of the agreements is a summary only and is qualified in its entirety by the full text of the Securities Purchase Agreement, a copy of which are attached hereto as Exhibit 10.5, respectively, which are incorporated herein by reference.

Legacy NKGen Promissory Notes

As previously disclosed, on August 2, 2023 and September 19, 2023, Legacy NKGen issued certain convertible promissory notes to investors for an aggregate proceeds of approximately $1.4 million, bearing interest at 4.55% per year (the “Additional 2023 Convertible Notes”). The maturity dates of the Additional 2023 Convertible Notes are three years from their respective issuance dates.

Substitute Director

James A. Graf, who was named as a director nominee in the Proxy Statement/Prospectus, changed his role to serve as the Interim Chief Financial Officer of New NKGen immediately after Closing. The board of Graf nominated Alana McNulty as a substitute director nominee in place of Mr. Graf, and the Graf’s stockholders approved the director proposal at the special meeting of Graf held on September 25, 2023. Ms. McNulty became a director of New NKGen immediately following the Closing. The biographical information of Ms. McNulty is set forth below:

Alana McNulty.  Effective immediately after the consummation of the Business Combination, Ms. McNulty will serve as a director of New NKGen. Ms. McNulty has been serving as an independent board member of two biopharmaceutical companies, Janux Therapeutics, Inc. (Nasdaq: JANX) and Lipidio Pharmaceuticals, Inc. since September 2021 and February 2023, respectively. Ms. McNulty served as the chief business officer of Effector Therapeutics, Inc. (“Effector”), a biopharmaceutical company, from July 2019 to July 2022, and as the chief financial officer of Effector from July 2012 until December 2020 (in a consulting capacity until October 2015). Previously, Ms. McNulty served as the chief financial officer of Lumena Pharmaceuticals Inc. from July 2012 until its acquisition by Shire plc in November 2014, and as the chief financial officer of Excaliard Pharmaceuticals, Inc. from March 2011 through its acquisition by Pfizer Inc. in November 2011. Prior to that, Ms. McNulty was acting chief financial officer at BrainCells, Inc. from 2004 until 2011 and the chief financial officer of Elitra Pharmaceuticals Inc. (“Elitra“) from 1998 to 2003. Prior to joining Elitra, Ms. McNulty was head of corporate development and a general manager of a business unit at Advanced Tissue Sciences. Ms. McNulty received a B.A. in Biology with high honors from the University of California, Santa Barbara and an M.B.A. from the Anderson School of Business at the University of California, Los Angeles.

Ms. McNulty is qualified to serve on the New NKGen Board based on her significant experience in corporate finance, accounting, operations, and business development in the biopharmaceutical industry.

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

On the Closing Date, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, New NKGen, Graf Acquisition Partners IV LLC (the “Sponsor”), the members of the Sponsor, and certain former stockholders of Legacy NKGen entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”). Pursuant to the Amended and Restated Registration Rights Agreement, the Company agreed to file, not later than 30 days after the Closing Date, a registration statement to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain New NKGen securities that are held by the parties thereto (the “Registrable Securities”). Pursuant to the Amended and Restated Registration Rights Agreement, subject to certain requirements and customary conditions, the Company also grants piggyback registration rights and demand registration rights to the parties thereto, will pay certain expenses related to such registration and will indemnify the parties thereto against certain liabilities related to such registration. The Amended and Restated Registration Rights Agreement will terminate with respect to any party thereto, on the date that such party no longer holds any Registrable Securities. The terms of the Amended and Restated Registration Rights Agreement are described in the Proxy Statement/Prospectus in the section entitled “Ancillary Agreements Related to the Business Combination – A&R Registration Rights Agreement” on page 168 of the Proxy Statement/Prospectus.

The foregoing description of the Amended and Restated Registration Rights Agreement is qualified in its entirety by the full text of the Amended and Restated Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with all of the Company’s directors and executive officers. These indemnification agreements require the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or any other company or enterprise to which the person provides services at the Company’s request.

The foregoing description of the indemnification agreements is not complete and is subject to and qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.26 and the terms of which are incorporated by reference herein.

Amended and Restated Sponsor Support and Lockup Agreement

In connection with the execution of the Merger Agreement, Graf entered into a sponsor support and lockup agreement (the “Sponsor Support Agreement”) with the Sponsor, Legacy NKGen and certain of Graf’s directors and officers. Pursuant to the Sponsor Support Agreement, the Sponsor and Graf’s directors and officers (the “Sponsor Holders”), among other things, agreed to vote all of their shares of capital stock (and any securities convertible or exercisable into capital stock) in favor of the approval of the Business Combination. In addition, the Sponsor Support Agreement provides that 2,947,262 of the shares of New NKGen Common Stock held by the Sponsor immediately after the Closing Date (such shares, the “Sponsor Earnout Shares”) became subject to potential forfeiture if certain triggering events are not achieved prior to the fifth anniversary of the Closing Date (the “Earnout Period”). Pursuant to the Sponsor Support Agreement, (i) 1,473,631 of the shares of New NKGen Common Stock held by the Sponsor Holders will only vest if, during the Earnout Period, the volume weighted average price of New NKGen Common Stock equals or exceeds $14.00 for any twenty trading days within a period of thirty consecutive trading days (“Tranche III Founder Shares”) and (ii) 1,473,631 of the shares of New NKGen Common Stock held by the Sponsor Holders will only vest if, during the Earnout Period (the “Tranche IV Founder Shares” and together with the Tranche III Founder Shares, the “Sponsor Earnout Shares”), the volume weighted average price of New NKGen Common Stock equals or exceeds $16.00 for any twenty trading days within a period of thirty consecutive trading days. Any such shares held by the Sponsor Holders that remain unvested after the Earnout Period will be forfeited and cancelled for no consideration. Additionally, if there was a sale during the Earnout Period, such that such third party acquiror offered $14.00 or more to each holder of New NKGen Common Stock, the Tranche III Founder Shares would be deemed vested and if such third party acquiror offered $16.00 or more to each holder of New NKGen Common Stock, the Tranche IV Founder Shares would be deemed vested.

The Sponsor also agreed (i) with respect to 631,557 shares of the Common Stock held by it (which are not the Sponsor Earnout Shares), to lockup such shares for a period from the Closing Date until the earliest of (A) 12 months after the Closing and (B) the volume weighted average price of the Common Stock equals or exceeds $14.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days in a 30 consecutive trading day period starting after 180 days following the Closing (“Tranche I Founder Shares”) and (ii) with respect to an additional 631,556 shares of the Common Stock held by it (which are not the Sponsor Earnout Shares) (“Tranche II Founder Shares”), to lockup such shares for a period from the Closing Date until the earliest of (A) 24 months after the Closing and (B) the volume weighted average price of the Common Stock equals or exceeds $14.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days in a 30 consecutive trading day period starting after 12 months following the Closing and (ii) with respect to the Sponsor Earnout Shares, to lockup such shares until their applicable vesting and to the extent that such shares become fully vested, a lock-up period until 30 days following the date upon which such shares become fully vested.

On September 21, 2023, Graf, the Sponsor, Legacy NKGen and certain directors of Graf entered into an amended and restated Sponsor Support and Lockup Agreement (the “First A&R Sponsor Support Agreement”) to clarify that, in the event there is a sale of the post-Business Combination company, then immediately prior to the consummation of such sale, the calculated Acquiror Sale Price (as defined in the A&R Sponsor Support Agreement) will take into account the number of Sponsor Earnout Shares that will vest upon a change in control. As a result of the First A&R Sponsor Support Agreement, the Sponsor Earnout Shares were accounted for as an equity-linked instrument at the closing of the Business Combination.

On September 28, 2023, Graf, the Sponsor, Legacy NKGen and certain directors of Graf entered into a second amended and restated Sponsor Support and Lockup Agreement (the “Second A&R Sponsor Support Agreement”), pursuant to which the Sponsor agreed to forfeit 600,000 shares of the Tranche III Founder Shares at the Closing for no consideration, reducing to 873,631 shares of New NKGen Common Stock, and forfeited 873,631 shares of the Tranche IV Founder Shares at the Closing for no Consideration and increased the volume weighted average price threshold for the vesting of Tranche IV Founder Shares from $16.00 to $20.00 per share.

On September 29, 2023, Graf, the Sponsor, Legacy NKGen and certain directors of Graf entered into a third amended and restated Sponsor Support and Lockup Agreement (the “Third A&R Sponsor Support Agreement”), pursuant to which the Sponsor agreed to forfeit an additional 300,000 shares of the Tranche IV Founder Shares at the Closing for no consideration.

The foregoing description of the Sponsor Support Agreement and the amendments thereto does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Support Agreement, the First A&R Sponsor Support Agreement, the Second A&R Sponsor Support Agreement and the Third A&R Sponsor Support Agreement, copies of which is attached as Exhibits 10.7.1, 10.7.2 and 10.7.3 and 10.7.4, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

NKGen Support Agreements

In connection with the execution of the Merger Agreement, certain of Legacy NKGen’s stockholders entered into support agreements (collectively, the “NKGen Support Agreements”) with Graf and Legacy NKGen, pursuant to which the such Legacy NKGen stockholders each agreed, among other things, to (i) consent to, and vote to approve and adopt, the Merger Agreement and the Business Combination, subject to certain customary exceptions, (ii) waive any dissenters’ or approval rights under applicable law in connection with the Business Combination, and (iii) not transfer, subject to certain permitted exceptions, any of such stockholders’ shares of NKGen capital stock prior to the Closing Date.

The foregoing description of the NKGen Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the NKGen Support Agreements, the form of which is attached as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Lock-Up Agreements

In connection with the Business Combination, Graf, the Sponsor and certain stockholders of Legacy NKGen entered into lockup agreements pursuant to which such stockholders agreed, subject to certain exceptions, to not transfer any shares of New NKGen Common Stock held by them for a period of 180 days after the Closing. Notwithstanding the foregoing, the lockup with respect to the Lockup Shares held by NKMAX and Sponsor and their respective permitted transferees will end (i) with respect to 50% of their Lockup Shares, the earlier of (x) the date that is 12 months after the Closing Date and (y) the occurrence of the First Early Release Event and (ii) with respect to the remaining 50% of their Lockup Shares, the earlier of (x) the date that is 24 months after the Closing Date and (y) the occurrence of the Second Early Release Event, provided that with respect to NKMAX, such lockup shares shall not apply to any shares of New NKGen Common Stock that may be issued to NKMAX upon conversion of the 2027 Convertible Notes or pursuant to exercise of the SPA Warrants held by NKMAX. The Sponsor and its members are subject to a lockup on substantially similar terms pursuant to the terms of a letter Agreement with Graf, dated May 20, 2021 (the “Letter Agreement”).

On September 20, 2023, Graf waived the requirement that certain Legacy NKGen stockholders holding 5% or more of the shares of Legacy NKGen Common Stock on a fully-diluted basis as of the date of the Merger Agreement (other than NKMAX and certain NKGen directors and officers) enter into the lockup agreements. The waiver effectively released an aggregate of approximately 1,448,304 of the shares of New NKGen Common Stock held by such Legacy NKGen stockholders, which became not subject to lockup restrictions.

The foregoing descriptions of the Letter Agreement and the Lock-Up Agreements do not purport to be complete and are qualified in its entirety by the terms and conditions of the Letter Agreement and Lock-Up Agreements, the forms of which are attached as Exhibit 10.9 to this Current Report on Form 8-K, respectively and are incorporated herein by reference.

Related Party Transaction

On September 5, 2023, Legacy NKGen issued an unsecured promissory note in the principal amount of $300,000 to Lisa J. Ling (the “September 2023 Promissory Noteholder”), an immediate family member of Legacy NKGen’s chief executive officer, Paul Y. Song (the “September 2023 Promissory Note”). NKGen borrowed the full principal amount of the September 2023 Promissory Note to cover its operational and business expenses. The September 2023 Promissory Note carries an interest rate of 5.12% per annum and NKGen shall repay this note in full on demand of the September 2023 Promissory Noteholder at any time on or after October 5, 2023 or upon any event of default. As of October 5, 2023, the entire outstanding amount under the September 2023 Promissory Note has been paid in full.

The foregoing description of the September 2023 Promissory Note is a summary only and is qualified in its entirety by the full text of the September 2023 Promissory Note, a copy of which is attached hereto as Exhibit 10.10, which is incorporated herein by reference.

Amendment to the East West Bank Loan Agreement

In September 2023, Legacy NKGen entered into an amendment to its $5.0 million revolving line of credit agreement with East West Bank. The amendment requires New NKGen to maintain a minimum cash balance of $15.0 million with the East West Bank at all times after December 31, 2023 (previously, the minimum cash balance covenant would have come into effect following the closing of the Business Combination). Legacy NKGen paid an amendment fee of $50,000 to East West Bank in connection with the amendment. See “Risk Factors Risks — Related to NKGen Risks — Related to Our Business and Industry —The East West Bank Loan Agreement provides the lender with a security interest in all of our assets, and contains financial covenants and other restrictions on our actions that may limit our operational flexibility or otherwise adversely affect our results of operations” for more details.

The foregoing descriptions regarding the revolving line of credit agreement with East West Bank and the amendment to revolving line of credit agreement with East West Bank are not intended to be complete and is qualified in its entirety by reference to the full text of the agreements, copies of which is attached as Exhibits 10.13.1 and 10.13.2, respectively, hereto and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and documents incorporated herein by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company’s forward-looking statements include, but are not limited to, statements regarding the Company’s or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including the Company’s expectations regarding the plans and strategy for our business, future financial performance, expense levels and liquidity sources. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “goal” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Current Report on Form 8-K and in documents incorporated herein are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (many of which are difficult to predict and beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the Company’s ability to raise financing in the future;

●	the Company’s projected financial information, business and operating metrics, anticipated growth rate and market opportunity;

●	the ability to recognize the anticipated benefits of the Business Combination;

●	the ability to maintain the listing of the New NKGen Common Stock and the warrants on the Nasdaq Global Market, and the potential liquidity and trading of such securities;

●	the risk that the Business Combination disrupts current plans and operations of the Company as a result of the consummation of the Business Combination;

●	costs related to the Business Combination and expenses and/or payments due to third parties;

●	changes in applicable laws or regulations;

●	the Company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors after the Business Combination;

●	the Company’s ability to successfully commercialize any product candidates that it successfully develops and that are approved by applicable regulatory authorities;

●	the Company’s expectations for the timing and results of data from clinical trials and regulatory approval applications;

●	the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	the Company’s business, operations and financial performance including:

▪	the Company’s history of operating losses and expectations of significant expenses and continuing losses for the foreseeable future;

▪	the Company’s ability to execute its business strategy, including the growth potential of the markets for the Company’s products and the Company’s ability to serve those markets;

▪	the Company’s ability to grow market share in its existing markets or any new markets it may enter;

▪	the Company’s ability to develop and maintain its brand and reputation;

●	the Company’s ability to partner with other companies;

●	the size of the addressable markets for the Company’s product candidates;

●	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	the ability of the Company to manage its growth effectively;

●	the outcome of any legal proceedings that may be instituted against the Company; and

●	unfavorable conditions in the Company’s industry, the global economy or global supply chain, including financial and credit market fluctuations, international trade relations, pandemics, political turmoil, natural catastrophes, warfare (such as the war between Russia and Ukraine), and terrorist attacks.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business and Properties

The business and properties of Graf and Legacy NKGen prior to the Business Combination are described in the Proxy Statement/Prospectus in the sections entitled “Graf’s Business” beginning on page 221 and “Business of NKGen” beginning on page 230 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Risk Factors

Except as stated below, the risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 50 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The following amends and restates the two risk factors, the first of which was included as the first risk factor appearing in the section of the Proxy Statement/Prospectus entitled “Risk Factors — Risks Related to NKGen — Risks Related to Our Business and Industry” in its entirety, and the second of which was included as the fourth risk factor appearing in the section of the Proxy Statement/Prospectus entitled “Risk Factors — Risks Related to NKGen — Risks Related to Our Financial Position” in its entirety.

We do not currently have sufficient funds to service our operations and expenses and other liquidity needs and require additional capital immediately, and our independent registered public accountants and management have expressed substantial doubt as to our ability to continue as a going concern.

We do not currently have sufficient funds to service our operations and our expenses and other liquidity needs and require additional capital immediately, and our independent registered public accountants and management have expressed substantial doubt as to our ability to continue as a going concern. There can be no assurance that we will be able to timely secure such additional funding on acceptable terms and conditions, or at all. If we cannot obtain sufficient capital immediately, we will not have sufficient cash and liquidity to finance our business operations and make required payments and may need to substantially alter, or possibly even discontinue, our operations. We continue to seek opportunities for raising additional funds through potential alternatives, which may include, among other things, the issuance of equity, equity-linked, and/or debt securities, debt financings or other capital sources and/or strategic transactions. However, we may not be successful in securing additional financing on a timely basis, on acceptable terms and conditions, or at all. In addition, substantial doubt regarding our ability to continue as a going concern may cause investors or other financing sources to be unwilling to provide funding to us on commercially reasonable terms, if at all. If sufficient funds are not available, we will have to delay, reduce the scope of, or eliminate some of our business activities, including related operating expenses, which would adversely affect our business prospects and our ability to continue our operations and would have a negative impact on our financial condition and ability to pursue our business strategies. In addition, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our financial statements, and/or seek protection under Chapters 7 or 11 of the United States Bankruptcy Code. This could potentially cause us to cease operations and result in a total loss of your investment in our Common Stock.

As of June 30, 2023 and December 31, 2022, we had cash and cash equivalents of approximately $1.2 million and $0.1 million, respectively. As of the date of this Current Report on Form 8-K, we received approximately $21.0 million in gross proceeds from the Closing of the Business Combination, combined with our cash and cash equivalents of approximately $0.1 million as of September 29, 2023. We have incurred substantial transaction expenses in connection with the Business Combination and approximately $16.3 million of transaction expenses were settled at the Closing. However, we continue to have substantial transaction expenses accrued and unpaid subsequent to the Business Combination. In addition, we had approximately $20.2 million in outstanding debts as of September 29, 2023, inclusive of our revolving line of credit with East West Bank and loan with related parties. In addition, our revolving line of credit with East West Bank is secured by all of our assets, and requires us to deposit and maintain a minimum cash balance of $15.0 million with the bank by December 31, 2023 and at all times thereafter as long as there is an outstanding balance under the revolving line of credit. We may be unable to service our debt obligations and our minimum cash requirements under our revolving line of credit. See “Risk Factors — Risks Related to NKGen — Risks Related to Our Business and Industry — The East West Bank Loan Agreement provides the lender with a security interest in all of our assets, and contains financial covenants and other restrictions on our actions that may limit our operational flexibility or otherwise adversely affect our results of operations” for more details. . We have entered into certain financing arrangements with Meteora Entities, Sandia and Polar, as discussed under the heading “Introductory Note” above, in order to faciliate the consummation of the Business Combination. However, in accordance with such Forward Purchase Agreements, the funds raised in connection with such transactions were placed into escrow accounts and not received by the Company at the Closing of the Business Combination. There is no guarantee that the Company will receive substantial funds or any in connection with the Forward Purchase Agreements. Furthermore, we expect to incur additional expenses in connection with transitioning to, and operating as, a public company, in addition to its ordinary course operating expenses.

Accordingly, the Report of Independent Registered Public Accounting Firm to our December 31, 2022 financial statements includes an explanatory paragraph that expressed substantial doubt about our ability to continue as a going concern. In addition, our unaudited condensed financial statements as of and for the six months ended June 30, 2023 continue to disclose that there is substantial doubt about our ability to continue as a going concern. Our management has also independently determined that there is substantial doubt about our ability to continue as a going concern because we have incurred significant operating losses and expect to continue incurring losses for the foreseeable future. Our financial statements were prepared assuming that we will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty. Given the uncertainty regarding our financial condition, substantial doubt exists about our ability to continue as a going concern for a reasonable period of time.

Because the proceeds from the Business Combination and our recent financing arrangements described in the “Introductory Note” above, including the Forward Purchase Agreements, the Warrant Subscription Agreements and the Securities Purchase Agreement, are not adequate to cover our accrued and unpaid expenses and provide the cash and liquidity necessary to operate our business, we intend to continue to seek additional financing, including debt and equity financing, and other sources of financing such as forward purchase arrangements, convertible notes and other sources of capital, including with related parties. If we are unsuccessful in raising additional capital, our ability to continue our operations as planned may be significantly impaired. We intend to seek delays on certain payments and explore other ways of potentially reducing immediate expenses with the goal of preserving cash until any potential additional financing is secured, but these efforts may not be successful or sufficient in amount or on a timely basis to meet our ongoing capital requirements.

If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all. Further, the perception that we may be unable to continue as a going concern may impede our ability to pursue any potential strategic opportunities or operate our business due to concerns regarding our ability to discharge our contractual obligations. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and, if approved, commercialize our product candidates. In addition, our ability to raise necessary financing could be impacted by macro-economic conditions, such as an inflationary period or economic slowdown, and market impacts as a result of geopolitical events, including relating to Russia’s invasion of Ukraine. If we are unable to obtain sufficient funding on a timely basis and on acceptable terms and continue as a going concern, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product candidates or to otherwise reduce or discontinue our operations. If we are ultimately unable to continue as a going concern, we may have to seek the protection of bankruptcy laws or liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that our stockholders will lose all or a part of their investment.]

The East West Bank Loan Agreement provides the lender with a security interest in all of our assets, and contains financial covenants and other restrictions on our actions that may limit our operational flexibility or otherwise adversely affect our results of operations.

In June 2023, we entered into a $5.0 million revolving line of credit agreement with East West Bank. This revolving line of credit is secured by all of our assets, including a deed of trust over our owned real property located in Santa Ana, California. We were required to maintain a minimum cash balance of $0.3 million with the bank to secure this revolving line of credit and will be required to maintain a minimum cash balance of $15.0 million with the bank by December 31, 2023 and at all times thereafter. Failure to meet the minimum cash balance requirement would constitute an event of default under the East West Bank Loan Agreement, which would permit East West Bank to accelerate the indebtedness under the East West Loan Agreement and, if New NKGen is unable to pay such indebtedness, foreclose on New NKGen’s assets, including its owned real property which is subject to a deed of trust in favor of East West Bank. The East West Bank Loan Agreement permits New NKGen to terminate the East West Bank Loan Agreement and security interest thereunder at any time by repaying in full the loan provided thereunder (together with all interest and any fees owed thereon), but contractually requires that even after such termination, if such termination occurs after the closing of the Business Combination, we maintain the minimum cash balance of $15.0 million until June 20, 2024. If following a termination of the loan agreement that occurs after the closing of the Business Combination New NKGen fails to maintain the minimum deposit balance until June 20, 2024, it may be subject to a breach of contract claim by East West Bank. See the section of this proxy statement/prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NKGen — Liquidity and Capital Resources — Sources of Liquidity — Subsequent Financing Arrangements” for more details. The terms of our outstanding debt may restrict our current and future operations and could adversely affect our ability to finance our future operations or capital needs or to execute business strategies in the manner desired. In addition, complying with these covenants may make it more difficult for us to successfully execute our business strategy, invest in our growth strategy, and compete against companies who are not subject to such restrictions.

A failure by us to comply with any of the covenants or payment requirements specified in the revolving line of credit agreement could result in an event of default under the revolving line of credit agreement, which would give the lender the right to terminate their commitments to provide additional loans and extensions of credit and to declare any and all debt outstanding, together with accrued and unpaid interest and fees, to be immediately due and payable. In addition, the lender would have the right to proceed against the collateral in which we granted a security interest to them, which consists of substantially all our assets. If our outstanding debt were to be accelerated, we may not have sufficient cash or be able to borrow sufficient funds to refinance the loan or sell sufficient assets to repay the loan, which could materially and adversely affect our cash flows, business, results of operations and financial condition.

Financial Information

The information set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of Graf and Legacy NKGen is incorporated herein by reference. The unaudited pro forma condensed combined financial information of Graf and Legacy NKGen as of and for the six months ended June 30, 2023 and for year ended December 31, 2022 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Graf for the fiscal years ended December 31, 2022 and 2021 is set forth in the Proxy Statement/Prospectus in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Graf” beginning on page 223 of the Proxy Statement/Prospectus, and are incorporated herein by reference.

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Graf for the three and six months ended June 30, 2023 and 2022 is set forth in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 21 of Graf’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 14, 2023 (“Graf Q2 Report”), and is incorporated herein by reference.

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy NKGen for the fiscal years ended December 31, 2022 and 2021 is set forth in the Proxy Statement/Prospectus in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NKGen” beginning on page 282 of the Proxy Statement/Prospectus, and are incorporated herein by reference.

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy NKGen for the three and six months ended June 30, 2023 and 2022 is set forth in Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “New NKGen Management After the Business Combination” beginning on page 316 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Additionally, interlocks and insider participation information regarding New NKGen’s executive officers is described in the Proxy Statement/Prospectus in the section entitled “New NKGen Management After the Business Combination – Compensation Committee Interlocks and Insider Participation” beginning on page 323 and that information is incorporated herein by reference.

Directors

Immediately following the Closing, the size of the board of directors of the Company (the “New NKGen Board”) was set at five members. Upon the Closing, each of Sangwoo Park, Paul Song, Michael Klowden, Alana McNulty and Kathleen Scott were elected to serve as directors on the New NKGen Board. The New NKGen Board appointed Mr. Park as Chair of the New NKGen Board.

Ms. McNulty was appointed to serve as Class I director, with a term expiring at the Company’s first annual meeting of stockholders following the Closing; Messrs. Song and Klowden were appointed to serve as Class II directors, with terms expiring at the Company’s second annual meeting of stockholders following the Closing; and Mr. Park and Ms. Scott were appointed to serve as Class III directors, with terms expiring at the Company’s third annual meeting of stockholders following the Closing. Biographical information for these individuals except for Ms. McNulty is set forth in the Proxy Statement/Prospectus in the section entitled “New NKGen Management After the Business Combination” beginning on page 316 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The biographical information of Ms. McNulty as set forth under the heading “Substitute Director” in “Introductory Note” is incorporated by reference into this Item 2.01.

Independence of Directors

The New NKGen Board has determined that each of Alana McNulty, Michael Klowden and Kathleen Scott qualify as “independent directors,” as defined under the listing rules of Nasdaq (the “Nasdaq listing rules”), and that the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements.

Information with respect to the Company’s directors after the Closing is set forth in the Proxy Statement/Prospectus in the sections entitled “New NKGen Management After the Business Combination” beginning on page 316 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Committees of the Board of Directors

Immediately following the Closing, the standing committees of the New NKGen Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the New NKGen Board.

Immediately following the Closing, the New NKGen Board (i) appointed Ms. Scott, Mr. Klowden and Ms. McNulty to serve on the Audit Committee, with Ms. Scott as chair of the Audit Committee, (ii) Ms. McNulty, Ms. Scott, Mr. Klowden and to serve on the Compensation Committee, with Ms. McNulty as chair of the Compensation Committee and (iii) Mr. Klowden, Ms. Scott, and Ms. McNulty to serve on the Nominating and Corporate Governance Committee, with Mr. Klowden as chair of the Nominating and Corporate Governance Committee.

Information with respect to the Committees of the New NKGen Board after the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “New NKGen Management After the Business Combination” beginning on page 316 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Executive Officers

Immediately following Closing, the New NKGen Board appointed the following individuals as the Company’s executive officers: Paul Song to serve as Chief Executive Officer and President, James A. Graf to serve as Interim Chief Financial Officer, Yong Man Kim to serve as Chief Scientific Officer and Chief Innovation Officer and Pierre Gagnon to serve as Chief Operating Officer. The biographical information for the new executive officers is set forth in the Proxy Statement/Prospectus in the section entitled “New NKGen Management After the Business Combination” beginning on page 316 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Executive Compensation

Information with respect to the compensation of Legacy NKGen’s executive officers prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “NKGen’s Executive and Director Compensation” beginning on page 325 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The foregoing description of the compensation of the Company’s executive officers is qualified in its entirety by the full text of the employment agreements of Messrs. Park, Song, Kim, Gagnon and Graf copies of which are attached hereto as Exhibits 10.19.1 and 10.19.2, Exhibit 10.20, Exhibit 10.21, Exhibit 10.22 and Exhibit 10.23, respectively, and incorporated herein by reference.

At the Graf Stockholder Meeting, Graf stockholders approved the NKGen Biotech, Inc. 2023 Equity Incentive Plan (the “2023 Plan”). The description of the 2023 Plan is set forth beginning on page 176 of the Proxy Statement/Prospectus section entitled “The Incentive Plan Proposal,” which is incorporated herein by reference. The description of the 2023 Plan is not complete and is subject to and qualified in its entirety by reference to the 2023 Plan, a copy of which is attached hereto as Exhibit 10.24.1 and the terms of which are incorporated by reference herein.

At the Graf Stockholder Meeting, Graf stockholders approved the NKGen Biotech, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”). The description of the 2023 ESPP is set forth beginning on page 184 of the Proxy Statement/Prospectus section entitled “The ESPP Proposal,” which is incorporated herein by reference. The description of the 2023 ESPP is not complete and is subject to and qualified in its entirety by reference to the 2023 ESPP, a copy of which is attached hereto as Exhibit 10.25 and the terms of which are incorporated by reference herein.

Director Compensation

Information with respect to the compensation of the Company’s directors is set forth in the Proxy Statement/Prospectus in the section entitled “NKGen’s Executive and Director Compensation” beginning on page 325 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the actual beneficial ownership of New NKGen Common Stock as of the Closing Date, after giving effect to the Closing, by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares New NKGen Common Stock;

●	each of the Company’s executive officers and directors; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with SEC rules, which generally provides that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power with respect to the security. Under SEC rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through exercise of stock options or warrants, within 60 days and are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

The beneficial ownership percentages set forth in the table below are based on 21,888,976 shares of New NKGen Common Stock issued and outstanding as of the Closing Date. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned New NKGen Common Stock.

Name of Beneficial Owner(1)	Number of Shares of New NKGen Common Stock Beneficially Owned	Percentage of Outstanding New NKGen Common Stock
Directors and Executive Officers
Sangwoo Park(2)	15,473,089	63.56%
Paul Y. Song, M.D.(3)	342,286	1.55%
Kathleen Scott	-	*
Alana McNulty	-	*
Michael Klowden	-	*
James A. Graf(4)	7,689,577	28.33%
Yong Man Kim, Ph.D.(5)	28,384	*
Pierre Gagnon(6)	86,593	*
All executive officers and directors after the business combination as a group (8 individuals)	21,486,611	79.13%

Five Percent Holders
NKMAX Co., Ltd.(7)	14,753,945	60.67%
Graf Acquisition Partners IV LLC(8)	4,681,417	17.25%
Meteora Entities(9)	2,192,780	9.99%
Polar Multi-Strategy Master Fund(10)	2,309,541	9.99%
Sandia Entities(11)	1,470,999	6.43%

*		Less than 1%
	(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o NKGen Biotech, Inc., 3001 Daimler Street, Santa Ana, California 92705.
	(2)	Consists of (i) 397,378 shares of New NKGen Common Stock held directly by Mr. Park, (ii) 321,766 shares of New NKGen Common Stock issuable to Mr. Park pursuant to New NKGen Assumed Options that are exercisable within 60 days, (iii) 12,620,612 shares of New NKGen Common Stock held of record by NKMAX, (iv) 1,000,000 shares of New NKGen Common Stock issuable pursuant to the exercise of the SPA Warrants held directly by NKMAX, and (v) up to approximately 1,133,333 shares of New NKGen Common Stock issuable pursuant to the conversion of the 2027 Convertible Notes held directly by NKMAX, calculated based on the principal amount of the 2027 Convertible Notes, and all accrued and unpaid and yet to be accrued amounts of PIK interest under the 2027 Convertible Notes within 60 days. Mr. Park is the chairman of NKMAX and therefore may be deemed to have voting and dispositive power with respect to the shares of New NKGen Common Stock held by record by NKMAX, Mr. Park disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The business address of NKMAX is 1F/6F, SNUH Healthcare Innovation Park, 172, Dolma-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, 13605, Republic of Korea.
	(3)	Consists of (i) 170,305 shares of New NKGen Common Stock held directly by Mr. Song, and (ii) 172,074 shares of New NKGen Common Stock issuable pursuant to New NKGen Assumed Options that are exercisable within 60 days.
	(4)	Consists of (i) 2,436,744 shares of New NKGen Common Stock directly held by Graf Acquisition Partners IV LLC (the “Sponsor”), (ii) 6,800 public shares of New NKGen Common Stock held by Mr. Graf, (iii) 4,721,533 shares of New NKGen Common Stock underlying 4,721,533 private placement warrants held directly by the Sponsor, (iv) 1,360 shares of New NKGen Common Stock underlying 1,360 public warrants held directly by Mr. Graf, and (v) 523,140 shares of New NKGen Common Stock underlying the 523,140 working capital warrants held directly by the Sponsor. James A. Graf, the managing member of the Sponsor and the Sponsor’s parent entity, has the sole voting and investment discretion with respect to the Founder Shares held by the Sponsor. Mr. Graf may be deemed to share voting and dispositive control over the shares held by the Sponsor. Mr. Graf disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The business address of the Sponsor and Mr. Graf is 1790 Hughes Landing Blvd., Suite 400, The Woodlands, TX77380.
	(5)	Consists of 28,384 shares of New NKGen Common Stock held directly by Dr. Kim.
	(6)	Consists of 86,593 shares of New NKGen Common Stock issuable pursuant to New NKGen Assumed Options that are exercisable within 60 days.

(7)	Consists of the shares in items (iii)-(v) in Footnote (2) set forth above. Mr. Park is the chairman of NKMAX and therefore may be deemed to have voting and dispositive power with respect to the shares of New NKGen Common Stock held by record by NKMAX. Mr. Park disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The business address of NKMAX is 1F/6F, SNUH Healthcare Innovation Park, 172, Dolma-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, 13605, Republic of Korea.
(8)	Represents (i) 2,436,744 shares of New NKGen Common Stock directly held by the Sponsor, (ii) 4,721,533 shares of New NKGen Common Stock underlying 4,721,533 Private Placement Warrants held directly by the Sponsor, and (iii) 523,140 shares of New NKGen Common Stock underlying the 523,140 Working Capital Warrants held directly by the Sponsor. James A. Graf, the managing member of the Sponsor and the Sponsor’s parent entity, has the sole voting and investment discretion with respect to the Founder Shares held by the Sponsor. The business address of the Sponsor is 1790 Hughes Landing Blvd., Suite 400, The Woodlands, Texas 77380.
(9)	Represents (i) 795,453 shares of New NKGen Common Stock held directly by Meteora Select Trading Opportunities Master, LP (“MSTO”), (ii) 1,078,586 shares of New NKGen Common Stock held directly by Meteora Capital Partners, LP (“MCP”), (iii) 257,971 shares of New NKGen Common Stock held directly by Meteora Strategic Capital, LLC (“MSC” and, together with MSTO and MCP, “Meteora Entities”) and (iv) 60,770 shares of New NKGen Common Stock underlying 60,770 Subscribed Warrants held by the Meteora Entities, which excludes 1,939,228 shares of New NKGen Common Stock issuable on the exercise of the remaining 1,939,228 Subscribed Warrants, due to a 9.99% ownership limitation in the Subscribed Warrants that limits the exercise of such warrants by the Meteora Entities. Voting and investment power over the securities held by these entities resides with its investment manager, Meteora Capital, LLC. Mr. Vik Mittal serves as the managing member of Meteora Capital, LLC and may be deemed to be the beneficial owner of the securities held by such entities. Mr. Mittal disclaims any beneficial ownership over such securities except to the extent of his pecuniary interest therein. The business address of Meteora Entities is 1200 N Federal Hwy, Ste 200, Boca Raton, FL 33432.
(10)	Consists of (i) 1,080,000 shares of New NKGen Common Stock held directly by Polar Multi-Strategy Master Fund (the “Polar Fund”), (ii) 60,000 shares of New NKGen Common Stock underlying 60,000 public warrants held directly by the Polar Fund, and (iii) 1,169,541 shares of New NKGen Common Stock underlying the 1,169,541 Subscribed Warrants held directly by the Polar Fund, which excludes 80,549 shares of New NKGen Common Stock issuable on the exercise of the remaining 80,549 Subscribed Warrants, due to a 9.99% ownership limitation in the Subscribed Warrants that limits the exercise of such warrants by the Polar Fund. The Polar Fund is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Fund and has control and discretion over the shares held by the Polar Fund. As such, PAMPI may be deemed to be the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of Polar Multi-Strategy Master Fund is 16 York Street, Suite 2900, Toronto, Ontario M5J 0E6.
(11)	Consists of (i) an aggregate of 471,000 shares of New NKGen Common Stock held directly by: (A) Diametric True Alpha Market Neutral Master Fund (50,008 shares); (B) Diametric True Alpha Enhanced Market Neutral Master Fund, LP (273,858 shares) and Pinebridge Partners Master Fund, LP (147,134 shares), and (ii) 999,999 shares of New NKGen Common Stock underlying the 999,999 Subscribed Warrants held directly by HF Fund LP. Voting and investment power over the securities held by the foregoing entities resides with Sandia Investment Management LP (“Sandia”). Sandia Investment Management LLC is the general partner of Sandia. Tim Sichler serves as founder and CIO of the general partner of Sandia, and in such capacity may be deemed to be the beneficial owner. Each of the parties to this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of these entities and Mr. Sichler is 201 Washington Street, Boston, Massachusetts 02108.

Certain Relationships and Related Transactions

The certain relationships and related party transactions of the Company are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 329 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Further, the information set forth under the heading “Related Party Transaction” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings are described in the sections entitled “Other Information Related to Graf – Legal Proceedings” and “Business of NKGen – Legal Proceedings” on pages 222 and 281, respectively, of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

Prior to the Business Combination, Graf’s units, Graf Common Stock and Public Warrants were historically quoted on the New York Stock Exchange under the symbols “GFOR.U,” “GFOR” and “GFOR WS,” respectively. On October 2, 2023, the New NKGen Common Stock and the Public Warrants began trading on the Nasdaq Global Market under the new trading symbols “NKGN” and “NKGNW”, respectively. On the Closing Date, the CUSIP numbers relating to the New NKGen Common Stock and Public Warrants changed to 65488A101 and 65488A119, respectively.

As of the Closing Date and following the consummation of the Business Combination, the Company had 21,888,976 shares of New NKGen Common Stock issued and outstanding held of record by 61 holders and 3,432,286 Public Warrants outstanding and held of record by 1 holder. As of the Closing Date and following the consummation of the Business Combination, Graf’s units ceased trading on New York Stock Exchange and were separated into their component securities upon consummation of the Business Combination and no fractional warrants were issued upon the separation.

Dividends

The Company has not paid any cash dividends on Graf Common Stock or New NKGen Common Stock to date. Subject to the right of holders of preferred stock (if any) and the provisions of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as it may be amended from time to time, holders of New NKGen Common Stock will be entitled to receive such dividends and other distributions in cash, stock or property of New NKGen when, as and if declared thereon by the New NKGen Board, in its discretion, from time to time out of assets or funds of New NKGen legally available therefor. The Company does not anticipate declaring any cash dividends to holders of New NKGen Common Stock in the foreseeable future.

Recent Sales of Unregistered Securities

The information set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

Common Stock

A description of the New NKGen Common Stock is included in the section entitled “Description of Securities – Common Stock” beginning on page 298 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Warrants

A description of the Public Warrants is included in the Proxy Statement/Prospectus in the section entitled “Description of New NKGen Securities After the Business Combination – Warrants ” beginning on page 302 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section entitled “Description of New NKGen Securities After the Business Combination – Limitation on Liability and Indemnification of Directors and Officers” on page 302 of the Proxy Statement/Prospectus, which is incorporated herein by reference. On the Closing Date, the Company entered into indemnification agreements with the Company’s directors and executive officers, a form of which is attached hereto as Exhibit 10.26 and incorporated herein by reference. The information set forth under the heading “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Business Combination, on September 29, 2023, the Sponsor elected to convert the total outstanding balance of approximately $784,710 under the convertible promissory note (“Graf Working Capital Note”) into Graf Warrants at a price of $1.50 per warrant. Following such conversion, Sponsor received 523,140 Working Capital Warrants, which are exercisable into 523,140 shares of New NKGen Common Stock. A description of the Graf Working Capital Note is included in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Party Transactions — Graf Related Party Transactions — Related Party Loans” beginning on page 329 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The securities issued or issuable in connection with the Meteora Forward Purchase Agreement, Sandia Forward Purchase Agreement, Polar Forward Purchase Agreement, the Warrant Subscription Agreements and the Securities Purchase Agreement and the conversion of the Graf Working Capital Note have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(c) promulgated thereunder.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Business Combination, on September 29, 2023, the Company filed the Certificate of Incorporation with the Delaware Secretary of State, and also adopted Amended and Restated Bylaws on September 29, 2023 (the “Bylaws”), which replaced Graf’s Amended and Restated Certificate of Incorporation and bylaws in effect as of such time. The material terms of the Certificate of Incorporation and the Bylaws and the general effect upon the rights of holders of the New NKGen Common Stock are discussed in the Proxy Statement/Prospectus in the sections entitled “The Binding Charter Proposal” beginning on page 170 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The New NKGen Common Stock and Public Warrants are listed for trading on the Nasdaq Global Market under the symbols “NKGN” and “NKGNW,” respectively. On the date of the Closing, the CUSIP numbers relating to New NKGen Common Stock and Public Warrants changed to 65488A101 and 65488A119, respectively.

Copies of the Certificate of Incorporation and the Bylaws are included as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 29, 2023, the New NKGen Board approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2023. EY served as the independent registered public accounting firm of Legacy NKGen prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed on the Closing Date that it would be dismissed and replaced by EY as the Company’s independent registered public accounting firm.

Withum’s report on the Company’s balance sheets as of December 31, 2022 and 2021, the related statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2022 and 2021 and the related notes to the financial statements (collectively, the “Graf financial statements”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern and emphasis of matter regarding the restatement of unaudited interim financial statements as it pertains to the accounting treatment for the forgiveness of debt.

During the period from January 28, 2021 (inception) through December 31, 2022 and the subsequent interim period through September 29, 2023, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, except for (i) the material weakness disclosed under the heading “Item 9A, Controls and Procedures — Evaluation of Controls and Procedures” in Graf’s Annual Report on Form 10-K for the year ended December 31, 2022, as field with the SEC on March 31, 2023 and (ii) the material weakness disclosed under the heading “Item 9A, Controls and Procedures — Evaluation of Controls and Procedures” in Graf’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 31, 2022.

During the period from January 28, 2021 (inception) through December 31, 2022, and the interim period through September 29, 2023, neither the Company or anyone acting on its behalf consulted EY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by EY that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company has provided Withum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from Withum is attached to this Current Report on Form 8-K as Exhibit 16.1.

Item 5.01. Changes in Control of the Registrant.

Reference is made to the disclosure beginning on page 152 of the Proxy Statement/Prospectus in the section entitled “The Merger Agreement,” which is incorporated herein by reference. Further reference is made to the information contained in the “Introductory Note” above and Section entitled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 to this Current Report, which is incorporated herein by reference.

As a result of the consummation of the Business Combination, a change of control of Graf has occurred, and the stockholders of Graf as of immediately prior to the Closing held approximately 11.5% of the outstanding shares of New NKGen Common Stock immediately following the Closing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections entitled “Directors and Executive Officers”, “Certain Relationships and Related Transactions”, and “Indemnification of Directors and Officers” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

2023 Equity Incentive Plan

At the Graf Stockholder Meeting, the stockholders of Graf considered and approved the 2023 Plan. The 2023 Plan was previously approved, subject to stockholder approval, by the board of directors of Graf on September 25, 2023, and on the Closing Date, the New NKGen Board ratified the approval of the 2023 Plan. The 2023 Plan became effective immediately upon the Closing.

The 2023 Plan initially makes available a maximum number of 4,780,400 shares of New NKGen Common Stock. Additionally, the number of shares reserved for issuance under the 2023 Plan will automatically increase on January 1 of each year, starting on January 1, 2024 and ending on January 1, 2033, in an amount equal to (i) five percent (5%) of the number of shares of New NKGen Common Stock outstanding (or issuable upon conversion or exercise of outstanding instruments) on the final day of the immediately preceding calendar year, or (ii) such lesser number of shares of New NKGen Common Stock determined by the New NKGen Board prior to the date of the increase.

A description of the 2023 Plan is included in the Proxy Statement/Prospectus in the section entitled “The Incentive Plan Proposal” beginning on page 176 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the 2023 Plan is qualified in its entirety by the full text of the 2023 Plan, which is attached hereto as Exhibit 10.24.1 and incorporated herein by reference.

2023 Employee Stock Purchase Plan

At the Graf Stockholder Meeting, the stockholders of Graf considered and approved the 2023 ESPP. The 2023 ESPP was previously approved, subject to the stockholder approval, by the board of directors of Graf on September 25, 2023, and on the Closing Date, the New NKGen Board ratified the approval of the 2023 ESPP. The 2023 ESPP became effective immediately upon the Closing.

The 2023 ESPP initially makes available a maximum number of 1,195,100 shares of New NKGen Common Stock. Additionally, the number of shares reserved for issuance under the 2023 ESPP will automatically increase on January 1 of each year, starting on January 1, 2024 and ending on January 1, 2033, in an amount equal to (i) two percent (2%) of the number of shares of New NKGen Common Stock outstanding (or issuable upon conversion or exercise of outstanding instruments) on the final day of the immediately preceding calendar year, (ii) 2,390,200 shares or (iii) such lesser number of shares of New NKGen Common Stock determined by the New NKGen Board prior to the date of the increase.

A description of the 2023 ESPP is included in the Proxy Statement/Prospectus in the section entitled “The ESPP Proposal” beginning on page 184 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the 2023 ESPP is qualified in its entirety by the full text of the 2023 ESPP, which is attached hereto as Exhibit 10.25 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Graf Stockholder Meeting, Graf’s stockholders considered and approved, among other items, “The Binding Charter Proposal” (“Charter Proposal”), which is described in greater detail beginning on page 170 in the Proxy Statement/Prospectus. The Certificate of Incorporation, which became effective upon filing with the Secretary of State of the State of Delaware on September 29, 2023, includes the amendments proposed by the Charter Proposal.

On September 29, 2023, the New NKGen Board adopted the Bylaws, which became effective on that date. The Certificate of Incorporation included the amendments proposed by the Charter Proposal. The material terms of the Certificate of Incorporation and the Bylaws and the general effect upon the rights of holders of Graf’s capital stock are discussed in the section entitled “Description of Securities — Common Stock,” the Proxy Statement/Prospectus in the sections entitled “Description of New NKGen Securities After the Business Combination — Preferred Stock” beginning on page 299, the Proxy Statement/Prospectus in the sections entitled “Description of New NKGen Securities After the Business Combination — Warrants” beginning on page 302 and “Comparison of Stockholder Rights” beginning on page 309, which are incorporated herein by reference. Further, the information relating to the Subscribed Warrants and the SPA Warrants as set forth in the “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference.

In addition, the disclosure set forth under Item 3.03 in this Current Report on Form 8-K is incorporated herein by reference. Copies of the Certificate of Incorporation and the Bylaws are included as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on September 29, 2023, the New NKGen Board approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of the Company. A copy of the Code of Business Conduct and Ethics can be found in the Investors section of the Company’s website at https://nkgenbiotech.com/.

Item 5.06. Change in Shell Company Status.

On September 29, 2023, as a result of the Business Combination, Graf ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing. A description of the Business Combination and the terms of the Merger Agreement are included in the Proxy Statement/Prospectus in the section entitled “The Business Combination Proposal” beginning on page 136 of the Proxy Statement/Prospectus, which are incorporated herein by reference. Further, the information set forth in the “Introductory Note” and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD.

On October 2, 2023, the Company issued a press release announcing the closing of the Business Combination. A copy of the press release is filed hereto as Exhibit 99.4 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.4, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.4.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The historical unaudited condensed financial statements of Legacy NKGen as of and for the six months ended June 30, 2023, and for the six months ended June 30, 2022 and the related notes are included in Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The historical audited consolidated financial statements of Legacy NKGen as of and for the years ended December 31, 2022, and 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-49 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The historical unaudited condensed consolidated financial statements of Graf as of and for the three and six months ended June 30, 2023 and the three and six months ended June 30, 2022 and the related notes are included in the Graf Q2 Report and incorporated herein by reference.

The historical audited consolidated financial statements of Graf as of and for the years ended December 31, 2022, and 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-2 of the Proxy Statement/Prospectus and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of Legacy NKGen and Graf as of June 30, 2023 and for year ended December 31, 2022 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

		Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date
2.1+	Agreement and Plan of Merger, dated as of April 14, 2023, by and among Graf Acquisition Corp. IV, Austria Merger Sub, Inc., and NKGen Biotech, Inc.	8-K	001-40427	2.1	April 17, 2023
3.1	Amended and Restated Certificate of Incorporation of NKGen Biotech, Inc.
3.2	Amended and Restated Bylaws of NKGen Biotech, Inc.
4.1	Specimen Common Stock Certificate.
4.2	Specimen Warrant Certificate.
4.4	Warrant Agreement, dated May 20, 2021, by and between Graf Acquisition Corp. IV and Continental Stock Transfer & Trust Company.	8-K	001-40427	4.1	May 25, 2021
10.1.1	Forward Purchase Agreement, dated as of September 22, 2023, by and among Graf Acquisition Corp. IV, NKGen Biotech, Inc. and Meteora Capital Partners, LP and certain of its affiliates.	8-K	001-40427	10.1	September 22, 2023
10.1.2	Subscription Agreement, dated as of September 22, 2023, by and among Graf Acquisition Corp. IV and Meteora Capital Partners, LP and certain of its affiliates.	8-K	001-40427	10.2	September 22, 2023
10.1.3	Letter Agreement, dated September 19, 2023, by and among Graf Acquisition Corp. IV and Meteora Capital Partners, LP and certain of its affiliates.
10.2	Forward Purchase Agreement, dated September 26, 2023, by and among Graf Acquisition Corp. IV and Sandia Investment Management LP and certain of its affiliates.	8-K	001-40427	10.3	September 29, 2023
10.3.1	Forward Purchase Agreement, dated September 29, 2023, by and among Graf Acquisition Corp. IV and Polar Multi-Strategy Master Fund.	8-K	001-40427	10.4	September 29, 2023
10.3.2	FPA Funding Amount Subscription Agreement, dated September 29, 2023, by and among Graf Acquisition Corp. IV and Polar Multi-Strategy Master Fund.	8-K	001-40427	10.5	September 29, 2023
10.4.1	Warrant Subscription Agreement, dated September 19, 2023, by and among Graf Acquisition Corp. IV and Meteora Entities.	8-K	001-40427	10.1	September 19, 2023
10.4.2	Amended and Restated Warrant Subscription Agreement, dated September 26, 2023, by and among Graf Acquisition Corp. IV and Meteora Entities.	8-K	001-40427	10.2	September 29, 2023
10.4.3	Form of Additional Warrant Subscription Agreement	8-K	001-40427	10.1	September 29, 2023
10.5	Securities Purchase Agreement, dated September 15, 2023, by and among Graf Acquisition Corp. IV and NKMAX Co., Ltd.	8-K	001-40427	10.1	September 18, 2023
10.6#	Amended and Restated Registration Rights Agreement, dated September 29, 2023, by and among NKGen Biotech, Inc., members of Graf Acquisition Partners IV LLC, and certain former stockholders of NKGen Operating Biotech, Inc.

		Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date
10.7.1	Sponsor Support and Lockup Agreement, dated as of April 14, 2023, by and among Graf Acquisition Corp. IV, NKGen Biotech, Inc., Graf Acquisition Partners IV LLC and certain officers and directors of Graf Acquisition Corp. IV named as parties thereto.	8-K	001-40427	10.1	April 17, 2023
10.7.2	First Amended and Restated Sponsor Support and Lockup Agreement, dated as of September 21, 2023, by and among Graf Acquisition Corp. IV, NKGen Biotech, Inc., Graf Acquisition Partners IV LLC and certain officers and directors of Graf Acquisition Corp. IV named as parties thereto.	8-K	001-40427	10.1	September 22, 2023
10.7.3	Second Amended and Restated Sponsor Support and Lockup Agreement, dated as of September 28, 2023, by and among Graf Acquisition Corp. IV, NKGen Biotech, Inc., Graf Acquisition Partners IV LLC and certain officers and directors of Graf Acquisition Corp. IV named as parties thereto.
10.7.4	Third Amended and Restated Sponsor Support and Lockup Agreement, dated September 29, 2023, by and among Graf Acquisition Corp. IV, NKGen Biotech, Inc., Graf Acquisition Partners IV LLC and certain officers and directors of Graf Acquisition Corp. IV named as parties thereto.
10.8	NKGen Support Agreement, dated as of April 14, 2023, by and among Graf Acquisition Corp. IV and the stockholders of NKGen Biotech, Inc. named as parties thereto.	S-4	001-40427	10.4	May 15, 2023
10.9	Form of Lock-up Agreement, by and among certain stockholders of NKGen Biotech, Inc. and Graf Acquisition Corp. IV.	S-4	001-40427	10.6	May 15, 2023
10.10#	Promissory Note issued by NKGen Biotech, Inc. to Lisa J. Ling, dated September 5, 2023.
10.11.1*	Amended and Restated License Agreement dated April 10, 2023, by and between NKGen and NKMAX.	S-4/A	333-271929	10.15.1	August 4, 2023
10.11.2*	Amendment to the Amended and Restated License Agreement dated August 1, 2023, by and between NKGen and NKMAX.	S-4/A	333-271929	10.15.2	August 4, 2023
10.12.1*	NKGen Biotech, Inc. 2019 Equity Incentive Plan.	S-4/A	333-271929	10.13	June 26, 2023
10.12.2*	Form of Stock Option Agreement under NKGen Biotech, Inc. 2019 Equity Incentive Plan.	S-4/A	333-271929	10.14.1	June 26, 2023
10.12.3*	Form of Stock Option Grant Notice under NKGen Biotech, Inc. 2019 Equity Incentive Plan.	S-4/A	333-271929	10.14.2	June 26, 2023
10.13.1#+	Business Loan Agreement, as amended and supplemented, dated June 20, 2023, by and between NKGen Biotech, Inc. and East West Bank.	S-4/A	333-271929	10.16	August 4, 2023

		Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date
10.13.2#	Amendment to the Business Loan Agreement, dated September 19, 2023, by and between NKGen Biotech, Inc. and East West Bank.
10.14	Loan Agreement, dated January 6, 2023, by and between NKGen and NKMAX.	S-4/A	333-271929	10.17.1	August 4, 2023
10.15	Loan Agreement, dated January 18, 2023, by and between NKGen and NKMAX.	S-4/A	333-271929	10.17.2	August 4, 2023
10.16	Loan Agreement, dated February 3, 2023, by and between NKGen and NKMAX.	S-4/A	333-271929	10.17.3	August 4, 2023
10.17	Loan Agreement, dated February 28, 2023, by and between NKGen and NKMAX.	S-4/A	333-271929	10.17.4	August 4, 2023
10.18	Loan Agreement, dated March 20, 2023, by and between NKGen and NKMAX.	S-4/A	333-271929	10.17.5	August 4, 2023
10.19.1*	Offer Letter, dated January 1, 2020, by and between Sangwoo Park and NKGen.	S-4/A	333-271929	10.19.1	August 4, 2023
10.19.2*	Amended and Restated Offer Letter, dated December 28, 2022, by and between Sangwoo Park and NKGen Biotech, Inc.	S-4/A	333-271929	10.19.2	August 4, 2023
10.20*#	Offer Letter, dated December 26, 2022, by and between Paul Y. Song and NKGen Biotech, Inc.	S-4/A	333-271929	10.18	August 4, 2023
10.21*#	Offer Letter, dated December 15, 2019 by and between Yong Man Kim and NKMAX Co. Ltd.	S-4/A	333-271929	10.20	August 4, 2023
10.22*#	Offer Letter, dated October 15, 2021, by and between Pierre Gagnon and NKGen Biotech, Inc.	S-4/A	333-271929	10.21	August 4, 2023
10.23*#	Offer Letter, dated September 29, 2023 by and between James A. Graf and NKGen Biotech, Inc.
10.24.1*	NKGen Biotech, Inc. 2023 Equity Incentive Plan.
10.24.2*	Form of Stock Option Grant Notice and Form of Stock Option Agreement under 2023 Equity Incentive Plan.
10.24.3*	Form of Restricted Stock Unit Grant Notice and Form of Restricted Stock Unit Agreement under 2023 Equity Incentive Plan.
10.25*	NKGen Biotech, Inc. 2023 Employee Stock Purchase Plan.
10.26*	Form of Indemnification Agreement by and between NKGen Biotech, Inc. and its directors and executive officers.
16.1	Letter from WithumSmith+Brown, PC.
21.1	List of Subsidiaries of NKGen Biotech, Inc.
99.1	Unaudited Condensed Consolidated Financial Statements of Legacy NKGen as of and for the three and six months ended June 30, 2023 and for the three and six months ended June 30, 2022.

Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy NKGen for the three and six months ended June 30, 2023 and 2022.
99.3	Unaudited Pro Forma Condensed Combined Financial information of NKGen Biotech, Inc. as of and for the six months ended June 30, 2023 and the year ended December 31, 2022.
99.4	Press release dated October 2, 2023.
104	Cover page Interactive data file (embedded within the inline XBRL document).

+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

#	Certain portions of this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv) because they are not material and are the type of information that the Registrant treats as private or confidential. The Registrant agrees to furnish supplementally an unredacted copy of the Exhibit, or any section thereof, to the SEC upon request.

*	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2023

NKGEN BIOTECH, INC.

By:	/s/ Paul Y. Song
Paul Y. Song
Chief Executive Officer